UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Black Diamond, Inc. (“Black Diamond,” the “Company,” “we,” or “our”). The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the sale (the “GMP Disposition”) by Black Diamond’s wholly owned subsidiary, Gregory Mountain Products, LLC (“Gregory”), of certain assets comprising Gregory’s business of designing, manufacturing, marketing, distributing and selling technical, alpine, backpacking, hiking, mountaineering and active trail products and accessories as well as outdoor-inspired lifestyle bags pursuant to an Asset Purchase Agreement dated as of June 18, 2014, by and among the Company, Gregory and Samsonite LLC. For a description of the GMP Disposition please see Note 1 of the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 has been prepared by including the unaudited historical condensed consolidated balance sheet of Black Diamond as of March 31, 2014, adjusted to reflect the pro forma effect as if the GMP Disposition had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the GMP Disposition had been consummated on January 1, 2013.

The historical consolidated financial statements referred to above for Black Diamond were included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013, each previously filed with the Securities and Exchange Commission (the “SEC”). The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto of Black Diamond.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the GMP Disposition, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information was prepared for information purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the GMP Disposition had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the unaudited pro forma condensed consolidated financial information. The accounting for the GMP Disposition is dependent upon final balances related to the assets and liabilities at the close date that have yet to progress to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited pro forma condensed consolidated financial information has been prepared based upon preliminary estimates, and account balances other than those on the actual GMP Disposition date, the final amounts recorded for the GMP Disposition may differ materially from the information presented.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the GMP Disposition, including potential general and administrative cost savings. The pro forma adjustments are subject to change and are based upon currently available information.

BLACK DIAMOND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2014
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets
Cash	$4,385	$54,919	A	$59,304
Accounts receivable, net	44,279	(8,624)	B	35,655
Inventories	51,902	(6,794)	B	45,108
Prepaid and other current assets	4,893	(86)	B	4,807
Income tax receivable	170	-		170
Deferred income taxes	2,724	(287)	C	2,437
Total current assets	108,353	39,128		147,481

Property and equipment, net	17,211	(195)	B	17,016
Definite lived intangible assets, net	34,572	(4,370)	B	30,202
Indefinite lived intangible assets	51,627	(13,050)	B	38,577
Goodwill	57,649	(11,097)	B	46,552
Deferred income taxes	51,888	(9,455)	C	42,433
Other long-term assets	1,965	-		1,965
Total assets	$323,265	$961		$324,226

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$23,940	$(3,421)	B	$20,519
Income tax payable	-	12,677	C	12,677
Current portion of long-term debt	1,992	(865)	A	1,127
Total current liabilities	25,932	8,391		34,323

Long-term debt	43,378	(25,801)	A	17,577
Deferred income taxes	6,190	(4,333)	C	1,857
Other long-term liabilities	1,627	-		1,627
Total liabilities	77,127	(21,743)		55,384

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-		-
Common stock, $.0001 par value; 100,000 shares authorized;
32,565 issued and 32,490 outstanding	3	-		3
Additional paid in capital	478,392	1,701	D	480,093
Accumulated deficit	(238,531)	21,003	E	(217,528)
Treasury stock, at cost	(2)	-		(2)
Accumulated other comprehensive income	6,276	-		6,276
Total stockholders' equity	246,138	22,704		268,842
Total liabilities and stockholders' equity	$323,265	$961		$324,226

See notes to unaudited pro forma condensed consolidated financial information.

BLACK DIAMOND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Sales
Domestic sales	$78,855	$(10,628)	F	$68,227
International sales	124,181	(24,299)	F	99,882
Total sales	203,036	(34,927)		168,109

Cost of goods sold	125,551	(18,499)	F	107,052
Gross profit	77,485	(16,428)		61,057

Operating expenses
Selling, general and administrative	81,381	(6,844)	F	74,537
Restructuring charge	175	-		175
Merger and integration	565	-		565
Transaction costs	54	-		54

Total operating expenses	82,175	(6,844)		75,331

Operating loss	(4,690)	(9,584)		(14,274)

Other (expense) income
Interest expense, net	(3,583)	1,006	A	(2,577)
Other, net	330	20	F	350

Total other expense, net	(3,253)	1,026		(2,227)

Loss before income tax	(7,943)	(8,558)		(16,501)
Income tax benefit	(2,073)	(3,081)	H	(5,154)
Net loss	$(5,870)	$(5,477)		$(11,347)

Loss per share:
Basic	$(0.18)			$(0.35)
Diluted	(0.18)			(0.35)

Weighted average shares outstanding:
Basic	32,007			32,007
Diluted	32,007			32,007

See notes to unaudited pro forma condensed consolidated financial information.

BLACK DIAMOND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Sales
Domestic sales	$20,698	$(3,569)	F	$17,129
International sales	33,841	(6,538)	F	27,303
Total sales	54,539	(10,107)		44,432

Cost of goods sold	33,614	(5,824)	F	27,790
Gross profit	20,925	(4,283)		16,642

Operating expenses
Selling, general and administrative	22,632	(1,819)	F	20,813
Transaction costs	355	(355)	G	-

Total operating expenses	22,987	(2,174)		20,813

Operating loss	(2,062)	(2,109)		(4,171)

Other expense
Interest expense, net	(895)	269	A	(626)
Other, net	(147)	20	F	(127)

Total other expense, net	(1,042)	289		(753)

Loss before income tax	(3,104)	(1,820)		(4,924)
Income tax benefit	(1,777)	(655)	H	(2,432)
Net loss	$(1,327)	$(1,165)		$(2,492)

Loss per share:
Basic	$(0.04)			$(0.08)
Diluted	(0.04)			(0.08)

Weighted average shares outstanding:
Basic	32,474			32,474
Diluted	32,474			32,474

See notes to unaudited pro forma condensed consolidated financial information.

Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

1	Description of Transaction

On July 23, 2014, Black Diamond, Inc.’s (“Black Diamond,” the “Company,” “we,” or “our”) wholly owned subsidiary, Gregory Mountain Products, LLC (“Gregory”), sold certain assets (“GMP Disposition”) comprising Gregory’s business of designing, manufacturing, marketing, distributing and selling technical, alpine, backpacking, hiking, mountaineering and active trail products and accessories as well as outdoor-inspired lifestyle bags pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of June 18, 2014, by and among the Company, GMP and Samsonite LLC (“Samsonite”). Under the terms of the Asset Purchase Agreement, Samsonite paid $85,000 in cash (before closing adjustments of $865 relating to non-cash working capital) for the GMP Disposition and assumed certain specified liabilities.

2	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Black Diamond, which were included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2014, each previously filed with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 has been prepared by including the unaudited historical condensed consolidated balance sheet of Black Diamond as of March 31, 2014, adjusted to reflect the pro forma effect as if the GMP Disposition had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the GMP Disposition had been consummated on January 1, 2013.

3	Pro Forma Adjustments

The pro forma adjustments reflect transactions and events that (a) are directly attributable to the GMP Disposition, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results. The pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

A	Reflects cash proceeds of the $85,000 sale price (before closing adjustments of $865 relating to non-cash working capital). This is offset by estimated direct transaction expenses of $2,550 and the repayment of the Company’s line of credit and the term loan with Zions First National Bank totaling $26,666. The effect of the payment on the line of credit and term loan is a decrease in interest expense of $1,006 and $269 for the year ended December 31, 2013 and the three months ended March 31, 2014, respectively.

B	Reflects the elimination of assets and liabilities included in the GMP Disposition.

C	Reflects the reversal of deferred income taxes relating to the assets and liabilities included in the GMP Disposition and the related income taxes payable due from the GMP Disposition.

D	Represents the recognition of excess tax benefits from previously vested share-based payment awards. The excess tax benefits reduce the income tax payable due on the built in gain.

E	Reflects the effect on accumulated deficit related to the estimated gain on sale attributable to the Company due to the GMP Disposition.

F	Reflects the elimination of GMP historical revenues and expenses.

Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

G	Total GMP Disposition-related transaction costs of $355 have been incurred by Black Diamond during the three months ended March 31, 2014 and have been removed from the interim unaudited pro forma condensed consolidated statement of operations as they reflect non-recurring charges directly related to the GMP Disposition.

H	The income tax effect resulting from the pro forma effect of the GMP Disposition based on the statutory tax rates in effect.

4	Gain on Sale

The gain on the GMP Disposition, as if the transaction had been completed on March 31, 2014, is estimated at $40,790 with related taxes of $19,787. The taxes related to the GMP Disposition relate primarily to the built in gain that carried forward from the acquisition of GMP. The gain on sale is not considered in the pro forma condensed consolidated statements of operations as it is a nonrecurring credit. The actual amount of the gain will be based on the balances as of the closing date and may differ materially from the pro forma gain amount.